                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            RMH Teleservices, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

                            RMH TELESERVICES, INC.
                               40 MORRIS AVENUE
                              BRYN MAWR, PA 19010

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON TUESDAY
                               FEBRUARY 23, 1999

To the Shareholders:

  The Annual Meeting of Shareholders of RMH Teleservices, Inc. (the "Company") will be held at 10:00 A.M. on Tuesday, February 23, 1999 at the Company's executive offices at 40 Morris Avenue, Bryn Mawr, Pennsylvania 19010 for the following purposes:

    1. To elect two Directors who shall hold office until the 2002 Annual Meeting of Shareholders.

    2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1999.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on January 19, 1999 will be entitled to notice of, and to vote at, the meeting and any adjournment or adjournments thereof.

  Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement.

  All shareholders are cordially invited to attend the meeting in person. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any shareholder attending the meeting may vote in person even if he or she returned a proxy. In any event, you remain entitled to revoke your proxy at any time before it is exercised. A copy of the Company's Annual Report is also enclosed.

                                          Sincerely,

                                          Michael J. Scharff
                                          Secretary

Bryn Mawr, Pennsylvania
January 20, 1999

                       [LOGO OF RMH TELESERVICES, INC.]

                            RMH TELESERVICES, INC.
                               40 MORRIS AVENUE
                         BRYN MAWR, PENNSYLVANIA 19010

                               ----------------

                                PROXY STATEMENT

                               ----------------

                SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's executive offices at 40 Morris Avenue, Bryn Mawr, Pennsylvania 19010 at 10:00 AM on Tuesday, February 23, 1999. Only shareholders of record on January 19, 1999 will be entitled to notice of, and to vote at, the Meeting. Each share of the Company's Common Stock, without par value (the "Common Stock"), outstanding on the record date is entitled to one vote on each matter to be considered.

  This Proxy Statement, the foregoing notice and the accompanying proxy are first being mailed to shareholders on or about January 20, 1999.

  The Board of Directors of the Company (the "Board") does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board in the election of two Directors each of whose term of office will extend until the 2002 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, and "FOR" the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year ending September 30, 1999 ("Fiscal 1999").

  Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

QUORUM AND VOTING

  At the close of business on January 19, 1999, the record date, the Company had outstanding 8,120,000 shares of Common Stock.

  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on each matter to be voted upon at the Meeting will constitute a quorum as to each such matter. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although less than a quorum as described in the preceding sentence, shall constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

  In the election of Directors, the two nominees receiving a plurality of the votes cast at the Meeting shall be elected. Approval of all other proposals to be submitted to shareholders in accordance with the foregoing notice of the Meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Meeting by holders of shares entitled to vote thereon. For purposes of determining the number of votes cast with respect to the proposal to ratify the selection of independent auditors, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. In the election of Directors, shareholders shall not have cumulative voting rights.

SOLICITATION

  The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, Directors and employees of the Company, who will receive no additional compensation therefor. The Company has engaged StockTrans, Inc., the registrar and transfer agent for the Common Stock, to solicit proxies and distribute materials to brokerage houses, banks, custodians and other nominee holders. The Company will pay StockTrans, Inc. approximately $3,000 for these services.

                              SECURITY OWNERSHIP

  The following table shows information concerning the beneficial ownership of the Common Stock as of January 19, 1999 by (i) each Director and nominee, (ii) each Named Executive Officer (as defined below) of the Company, (iii) all Directors and executive officers as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission ("SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power as well as any shares which the person has the right to acquire within 60 days after January 19, 1999 through the exercise of any stock option or otherwise.

                                            NUMBER OF SHARES      PERCENT OF
 EXECUTIVE OFFICERS, DIRECTORS AND          OF COMMON STOCK      COMMON STOCK
 BENEFICIAL OWNERS                         BENEFICIALLY OWNED BENEFICIALLY OWNED
 ---------------------------------         ------------------ ------------------
Advanta Partners LP(1)...................      2,658,456            32.73%
Gary H. Neems(1)(2)......................      2,658,456            32.73%
William A. Rosoff(1)(3)..................      2,658,456            32.73%
Herbert Kurtz............................          4,750               *
Derek Lubner(4)..........................          1,250               *
David P. Madigan.........................          1,250               *
MarySue Lucci(5).........................      2,010,000            24.75%
Raymond J. Hansell(5)....................      2,010,000            24.75%
John A. Fellows..........................            -0-              --
Michael J. Scharff.......................         17,000               *
Robert Berwanger.........................         21,500               *
David H. Clautice........................          6,250               *
Richard P. Keenan........................            -0-              --
All Executive Officers and Directors as a
 Group
 (12 persons)(2)(3)(4)(5)................      4,714,206            58.06%

--------
 * Less than 1%

(1) The address of Advanta Partners LP ("Advanta Partners") is Welsh & McKean Roads, P.O. Box 844, Spring House, PA 19477-0844.

(2) Includes 2,658,456 shares of Common Stock owned by Advanta Partners, of which Mr. Neems is a Managing Director. Mr. Neems disclaims beneficial ownership of these shares.

(3) Includes 2,658,456 shares of Common Stock owned by Advanta Partners. Mr. Rosoff is Vice Chairman of Advanta Corp. ("Advanta"), wholly-owned subsidiaries of which are the sole general partner and a limited partner of Advanta Partners. Mr. Rosoff disclaims beneficial ownership of these shares.

(4) Mr. Lubner is the nominee of Glengar International Investments Limited ("Glengar") pursuant to a shareholder's agreement. As of January 19, 1999, Glengar was the beneficial owner of 126,315 shares of Common Stock. Mr. Lubner disclaims beneficial ownership of this shares.

(5) Mr. Hansell and Ms. Lucci are husband and wife. Includes 991,212 shares of Common Stock owned directly by Mr. Hansell, 1,012,350 shares owned directly by Ms. Lucci and 6,438 shares owned by the children of Mr. Hansell and Ms. Lucci. Their address is 30 Darby Road, Paoli, Pennsylvania 19301.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

  The bylaws of the Company provide for the Board to consist of three classes, with each class being as equal in number as possible. At each annual meeting of shareholders, Directors are elected for a full term of three years to succeed Directors whose terms are expiring. The Board has nominated John A. Fellows and Derek Lubner to serve as Directors until their respective successors in office have been duly qualified and elected. Messrs. Fellows and Lubner currently serve as Directors and have indicated a willingness to continue to serve as Directors. Mr. Fellows was elected a Director to fill the unexpired term of Raymond J. Hansell, who resigned as Director of the Company effective December 1998. Mr. Fellows replaced Mr. Hansell as Chief Executive Officer of the Company in September 1998. In the event that Mr. Fellows and Mr. Lubner become unavailable to accept nomination or election as a Director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of Directors.

  Proxies for holders of Common Stock executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of Mr. Fellows and Mr. Lubner.

  Set forth below, with respect to each nominee for Director and each Director continuing in office, is the name and age of such nominee or Director, the time period during which he or she has served as a Director of the Company and his or her principal occupation or employment and business affiliations at present and during the past five years.

NOMINEES FOR TERMS EXPIRING IN 2002

  DEREK LUBNER, age 36, was elected to the Board in May 1996 as the nominee of Glengar International Investments Limited. Since June 1995, Mr. Lubner has managed the marketing operations of a leisure business and is based in England. From June 1993 to June 1995, Mr. Lubner served as a Director of Two Heads Publishing, a book publisher based in England. Prior to joining Two Heads Publishing, Mr. Lubner served as marketing coordinator of Belron International, a windshield replacement company headquartered in England.

  JOHN A. FELLOWS, age 34, joined the Company as Chief Executive Officer in September 1998 and was elected to the Board in December 1998 to fill the unexpired term of Raymond J. Hansell, who resigned from the Board in December 1998. Prior to joining the Company, Mr. Fellows was President of Telequest Teleservices ("Telequest"), an Arlington, Texas based teleservices company, from April 1997 to August 1998. While President of Telequest, Mr. Fellows had responsibility for a business with ten call centers and was involved in the refocusing of Telequest's historical product offerings, including the inbound portfolio of its teleservices business. From April 1993 to April 1997, Mr. Fellows was employed by Paging Network, Inc. ("PageNet"). During his four-year tenure with PageNet, Mr. Fellows served as Vice President and General Manager. Before joining PageNet, Mr. Fellows held various management positions at Pepsico, Inc.

  THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

 Term Expiring in 2001

  HERBERT KURTZ, age 72, was elected a Director of the Company effective September 1996. Since January 1997, Mr. Kurtz has held the position of Administrator with Cynwyd Investments ("Cynwyd"), a real estate management and development firm that has sold its principal assets. From July 1996 until December 1996, he was an independent consultant. From 1984 until July 1996, Mr. Kurtz was the Chief Operating Officer of Cynwyd. From 1983 until joining Cynwyd in 1984, Mr. Kurtz was a partner in Asher & Company Ltd., the

Company's independent auditors prior to its fiscal year ended September 30, 1996 ("Fiscal 1996"). Mr. Kurtz no longer has any affiliation with Asher & Company Ltd. From 1981 to 1983, Mr. Kurtz was Chairman and Chief Executive Officer of Ups "n Downs, a retail clothing firm and subsidiary of Tootal Ltd., a company listed on the London Stock Exchange. From 1961 to 1980, Mr. Kurtz served in a number of executive positions, in latter years as Chief Operating Officer and Director, with Rockower Brothers, Inc., a retail clothing firm then listed on the New York Stock Exchange.

  GARY H. NEEMS, age 45, was elected as a Director of the Company in September 1997. Mr. Neems has been Managing Director of Advanta Partners LP ("Advanta Partners"), the venture capital affiliate of Advanta Corp. ("Advanta"), since May 1995. From August 1993 until he joined Advanta Partners, Mr. Neems was Managing Director of Clipper Capital Partners, LP, a private equity investment firm. Prior to that time, Mr. Neems was a Managing Director at Equitable Capital Management Corp., a financial services firm.

 Term Expiring in 2000

  WILLIAM A. ROSOFF, age 55, was elected as a Director and Chairman of the Board in January 1997. Mr. Rosoff is Vice Chairman and a Director of Advanta, a diversified financial services company. Prior to joining Advanta in January 1996, Mr. Rosoff was, for more than five years, a long-time partner of the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, which currently provides legal services to the Company. While at Wolf, Block, Schorr and Solis-Cohen LLP, Mr. Rosoff served as Chairman of its Executive Committee and, immediately prior to joining Advanta, as member of its Executive Committee and Chairman of its Tax Department. Mr. Rosoff is a trustee of Atlantic Realty Trust.

  DAVID P. MADIGAN, age 59, was elected as a Director of the Company effective September 1996. Mr. Madigan is Senior Vice President and Chief Operations Officer of Personal Lines Direct Marketing Operations for CNA Insurance Companies. From 1989 until he joined CNA in October 1994, Mr. Madigan served as a Senior Vice President of Mutual Assurance Company, an underwriter of property and casualty insurance. From March 1992 to October 1994, Mr. Madigan also served as President and Chief Executive Officer of American Loyalty Insurance Company, a wholly-owned subsidiary of Mutual Assurance Company.

VOTING AGREEMENT

  Raymond J. Hansell, MarySue Lucci (collectively, the "Founders") and Advanta Partners entered into a voting agreement in 1996 which became effective upon the completion of the Company's initial public offering in September 1996 (the "Voting Agreement"). The Voting Agreement provides that each of Advanta Partners, on the one hand, and the Founders, on the other hand, agrees to vote for two nominees of the other to the Board. Each party's rights under the Voting Agreement terminate when such party's ownership of Common Stock of the Company becomes less than 25% of such party's ownership upon the completion of the initial public offering.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board held a total of four meetings during the fiscal year ended September 30, 1998 ("Fiscal 1998"). In addition, the Board adopted resolutions by unanimous consent twice during Fiscal 1998. Each member of the Board, with the exception of Derek Lubner, attended at least 75% of the meetings of the Board during Fiscal 1998. Mr. Lubner is not a member of any committees of the Board.

  The Board has an Audit Committee, a Compensation Committee and an Administrative Committee.

  The Audit Committee of the Board presently consists of Messrs. Neems, Kurtz and Madigan. It held one meeting during Fiscal 1998. The Audit Committee recommends the engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

  The Compensation Committee of the Board presently consists of Messrs. Rosoff, Neems, Kurtz and Madigan. It held one meeting during Fiscal 1998. The Compensation Committee reviews and recommends compensation and compensation changes for executives of the Company and members of the Board.

  The Administrative Committee of the Board is a subcommittee of the Compensation Committee and is responsible for granting options to purchase Common Stock under the 1996 Stock Incentive Plan (the "Stock Incentive Plan") to all participants in the Stock Incentive Plan other than the members of the Administrative Committee. It presently consists of Messrs. Madigan and Kurtz. It held no meetings and adopted resolutions by unanimous consent twice during Fiscal 1998.

  There are no other committees of the Board.

COMPENSATION OF DIRECTORS

  The Company's Directors, other than Messrs. Neems, Rosoff and Fellows, are entitled to receive a fee of $2,500 for attendance at each quarterly meeting and a fee of $750 for attendance at each special meeting of the Board. In connection with the Company's Fiscal 1998 Stock Option Repricing Program (the "Repricing Program"), options to acquire 3,000 shares of Common Stock previously granted in Fiscal 1996 to each currently serving Director, other than Messrs. Neems, Rosoff and Fellows, were canceled and new options to acquire 3,000 shares of Common Stock were granted. Such options have an exercise price equal to the market value of the Common Stock on the date of grant, have a term of ten years and vest in equal amounts on the first four anniversaries of the date of grant. In Fiscal 1998, each Director other than Messrs. Neems, Rosoff and Fellows received additional options to purchase 2,000 shares of Common Stock, and while in office, will be awarded options to purchase 2,000 shares of Common Stock each fiscal year thereafter.

                                  PROPOSAL 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board has selected Arthur Andersen LLP, independent accountants, to audit the consolidated financial statements of the Company for Fiscal 1999 and recommends that the shareholders vote for ratification of such appointment. If the shareholders do not ratify this appointment, the Board will reconsider its selection. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

  THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

                            EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

  The following table sets forth certain information with respect to compensation paid or accrued by the Company for Fiscal 1998 to: (i) each person who served as Chief Executive Officer of the Company during Fiscal 1998; (ii) each other executive officer of the Company who was an executive officer on the last day of Fiscal 1998 and whose salary, bonus and commission for Fiscal 1998 exceeded $100,000 for all services rendered in all capacities to the Company; and (iii) two additional persons who would have been listed under section (ii) but for the fact that they were not executive officers of the Company on the last day of Fiscal 1998 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                ANNUAL COMPENSATION                       AWARDS
                                -------------------                    ------------
                                                                        SECURITIES
   NAME AND PRINCIPAL    FISCAL                         OTHER ANNUAL    UNDERLYING       ALL OTHER
        POSITION          YEAR  SALARY($) BONUS($)     COMPENSATION($)  OPTIONS(#)   COMPENSATION($)(1)
   ------------------    ------ --------- ---------    --------------- ------------  ------------------
John A. Fellows(2)......  1998    14,808      5,769        170,000(3)    100,000(4)           11
 Chief Executive Officer

Raymond J. Hansell(5)...  1998   203,404          0            --            -0-           7,542
 Vice Chairman            1997   200,000          0            --            -0-           7,203
 and Chief Executive      1996   364,871  3,000,000(6)         --            -0-           7,203
  Officer

MarySue Lucci(7)........  1998   203,404          0            --            -0-           9,159
 President                1997   200,000          0            --            -0-           8,820
 and Chief Operating      1996   216,538  3,000,000(6)         --            -0-           8,820
  Officer

Michael J. Scharff......  1998   144,269     12,000            --         60,000           6,992
 Executive Vice           1997   125,500      7,832            --            -0-           6,783
  President and           1996   107,193     30,000            --         20,000           6,695
 acting Chief Financial
  Officer

Robert Berwanger(8).....  1998   167,870      8,000            --         80,000             664
 Executive Vice           1997    79,154     50,000            --         10,000               0
  President and
 Chief Operating Officer

David H. Clautice.......  1998   108,078      6,000            --         25,000             814
 Vice President           1997   105,802      5,000            --            -0-           1,246
                          1996    89,077      1,313            --         15,000           1,042

Richard P. Keenan(9)....  1998   135,452      6,000            --         25,000             857
 Vice President           1997   125,616      5,370                          -0-           1,124
                          1996    54,600          0                       15,000             615

--------
(1) Represents the amount in premiums paid by the Company with respect to a life insurance plan for the benefit of the referenced officer and the amount contributed by the Company to the 401(k) account of the referenced officer.

(2) John Fellows was hired as Chief Executive Officer of the Company and began his employment with the Company on September 8, 1998.

(3) Consists of a reimbursement for relocation expenses and related Federal income tax obligations.

(4) Mr. Fellows was granted options to purchase 100,000 shares of the Company's Common Stock in connection with his joining the Company as Chief Executive Officer in September 1998. Mr. Fellows' interest in such options will vest at a rate of 25% per year he remains employed with the Company.

(5) Raymond J. Hansell served as Chief Executive Officer of the Company until September 8, 1998, when he resigned from this office.

(6) Represents a one-time lump sum payment made to the referenced officer in connection with the successful completion of the Company's initial public offering.

(7) MarySue Lucci served as President of the Company until September 8, 1998, when she resigned from this office. Ms. Lucci also served as Chief Operating Officer of the Company until March 18, 1998, when she resigned from this office.

(8) Robert Berwanger was promoted to Chief Operating Officer of the Company on March 18, 1998. Until March 18, 1998, Robert Berwanger served as an Executive Vice President of the Company.

(9) Mr. Keenan served as a Vice President of the Company until July 31, 1998, when he resigned.

STOCK OPTION EXERCISES AND HOLDINGS

  The following table shows the number of options granted to the Company's Named Executive Officers during Fiscal 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIALLY
                                                                           REALIZABLE
                                                                            VALUE AT
                                                                          ASSUMED RATES
                                                                         OF STOCK PRICE
                                                                          APPRECIATION
                                                                           FOR OPTION
                                      INDIVIDUAL GRANTS                      TERM(1)
                         ---------------------------------------------   ---------------
                         NUMBER OF     % OF TOTAL
                         SECURITIES     OPTIONS    EXERCISE               AT 5%  AT 10%
                         UNDERLYING    GRANTED TO   PRICE                ANNUAL  ANNUAL
                          OPTIONS     EMPLOYEES IN   PER    EXPIRATION   GROWTH  GROWTH
          NAME            GRANTED     FISCAL YEAR  SHARE($)    DATE      RATE($) RATE($)
          ----           ----------   ------------ -------- ----------   ------- -------
John A. Fellows.........  100,000(2)      13.0%     2.00     9/08/08     207,220 448,436
Robert Berwanger........   80,000(3)      10.4%     3.6875   3/12/08     185,520 470,152
Michael J. Scharff......   60,000(4)       7.8%     3.6875   3/12/08     139,140 352,614
David H. Clautice.......   25,000(5)       3.2%     3.6875   3/12/08      57,975 146,923
Richard P. Keenan.......   25,000(6)       3.2%     3.6875   3/12/08(7)   57,975 146,923

--------
(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986, as amended, and any applicable state laws, or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to five years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future growth of the price of the Common Stock.

(2) Mr. Fellows was granted options to purchase 100,000 shares of the Company's Common Stock in connection with his joining the Company as Chief Executive Officer in September 1998.

(3) Includes 10,000 options repriced in connection with the Repricing Program.

(4) Includes 20,000 options repriced in connection with the Repricing Program.

(5) Includes 15,000 options repriced in connection with the Repricing Program.

(6) Includes 15,000 options repriced in connection with the Repricing Program.

(7) Mr. Keenan left the Company on July 31, 1998. Pursuant to the terms of Mr. Keenan's option grant, his right to exercise the above options terminated three months after his employment with the Company terminated.

  The following table shows the number of exercised and unexercised options and the value of exercised and unexercised in-the-money options held by Named Executive Officers as of September 30, 1998:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR END OPTION VALUES

                        NUMBER OF SECURITIES
                       UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                            OPTIONS AS OF        MONEY OPTIONS AS OF SEPTEMBER
                         SEPTEMBER 30, 1998               30, 1998(1)
                      ------------------------- -------------------------------
NAME                  EXERCISABLE UNEXERCISABLE EXERCISABLE($) UNEXERCISABLE($)
----                  ----------- ------------- -------------- ----------------
John A. Fellows......       0        100,000           0            50,000
Robert Berwanger.....       0         80,000           0                 0
Michael J. Scharff...       0         60,000           0                 0
David H. Clautice....       0         25,000           0                 0
Richard P. Keenan....       0              0           0                 0

--------
(1) The closing price of the Company's Common Stock on the Nasdaq Stock Market's National Market ("Nasdaq") on September 30, 1998 was $2.50 per share. This table reflects the repricing of options which took place in March 1998.

OPTION REPRICING

  In March 1998, the Administrative Committee of the Board, in order to retain and create incentives for option holders in alignment with shareholder interests, approved a stock option repricing program (the "Repricing Program"). (See "Report of the Administrative Committee" below.) The repricing was accomplished by means of canceling outstanding options and granting an identical number of new options at an exercise price of $3.6875 per share, the market price of the Common Stock on the date of the grants. Option holders could accept or decline the repricing. At the same time, certain option holders were also granted additional options to acquire shares of Common Stock at an exercise price of $3.6875, the market price of the Common Stock on the date of the grants. A total of 203,000 options were canceled and a total of 511,100 new options (including additional grants) to acquire shares of Common Stock were granted. The newly granted options (including the additional grants) vest in cumulative annual installments of 25% commencing one year from the date of grant and terminate ten years from the date of grant.

                          TEN-YEAR OPTION REPRICINGS

                                                                                  LENGTH OF
                                NUMBER OF                                         ORIGINAL
                                SECURITIES MARKET PRICE OF   EXERCISE            OPTION TERM
                                UNDERLYING  STOCK AT TIME    PRICE AT     NEW     REMAINING
                                 OPTIONS         OF          TIME OF    EXERCISE AT DATE OF
         NAME            DATE    REPRICED  REPRICING($)(1) REPRICING($) PRICE($)  REPRICING
         ----           ------- ---------- --------------- ------------ -------- -----------
Robert Berwanger....... 3/12/98   10,000       3.6875          7.00      3.6875   9 yrs 1 mo
 Executive Vice
  President and
  Chief Operating
  Officer
Michael J. Scharff..... 3/12/98   20,000       3.6875         12.50      3.6875  8 yrs 6 mos
 Executive Vice
  President and
 acting Chief Financial
  Officer
David H. Clautice...... 3/12/98   15,000       3.6875         12.50      3.6875  8 yrs 6 mos
 Vice President
Richard P. Keenan...... 3/12/98   15,000       3.6875         12.50      3.6875  8 yrs 6 mos
 Vice President
Richard C. Altus....... 3/12/98   15,000       3.6875         12.50      3.6875  8 yrs 6 mos
 Chief Financial
  Officer(2)

--------
(1) Per The Wall Street Journal.

(2) Richard C. Altus resigned as Chief Financial Officer of the Company effective April 24, 1998. Pursuant to the terms of Mr. Altus' option grant, his right to exercise the above options terminated three months after his employment with the Company terminated.

EMPLOYMENT AGREEMENTS

  The Company entered into an employment agreement with John Fellows in September 1998 providing for Mr. Fellows' employment as Chief Executive Officer of the Company. Under the terms of the employment agreement, Mr. Fellows is to be paid a base salary of $275,000 per annum for the first year of his employment, $300,000 per annum for the second year of his employment and $325,000 per annum for the third year of his employment with the Company. Annual increases thereafter will be determined by the Board. The employment agreement entitles Mr. Fellows to a $75,000 signing bonus, payable in 12 consecutive monthly installments provided Mr. Fellows remains employed with the Company at the time each installment is to be paid, an annual bonus in the range of $75,000 to $100,000 at the discretion of the Board and a relocation expense reimbursement totaling $170,000. The employment agreement provides that Mr. Fellows will be granted 100,000 shares of restricted Common Stock. The restricted Common Stock will vest at a rate of 20,000 shares on each of September 8, 1999, September 8, 2000, September 8, 2001, September 8, 2002 and September 8, 2003, provided he remains employed with the Company on such dates. The employment agreement also provided for a grant to Mr. Fellows of options to acquire 100,000 shares of Common Stock which vests in four annual installments of 25,000 each, commencing on September 8, 1999, provided Mr. Fellows remains employed with the Company. In addition, in the event Mr. Fellows' employment is terminated without cause (as defined in the employment agreement), the Company is obligated to continue to pay Mr. Fellows' base salary (at the then-applicable rate) for a period of 18 months following such termination, so long as Mr. Fellows executes and does not revoke a separation agreement and general release agreement acceptable to the Company. The employment agreement also contains provisions regarding the protection of confidential information from the date of the agreement and for a period of five years following the cessation of Mr. Fellows' employment within the Company. The employment agreement also contains a provision regarding the assignment of inventions to the Company and a covenant not to compete from the date of the agreement until the second anniversary of the termination of Mr. Fellows' employment with the Company.

  In connection with the Recapitalization (as defined below under "Certain Relationships and Related Transactions"), the Company entered into an employment agreement with Raymond J. Hansell providing for Mr. Hansell's employment as Chief Executive Officer of the Company which was to expire on May 31, 1999 and was terminated September 8, 1998. Under the terms of the employment agreement, Mr. Hansell was paid an annual salary of $200,000, which was adjusted annually to reflect increases in the consumer price index. The employment agreement also entitled Mr. Hansell to a discretionary annual bonus and a one-time lump sum payment of $3.0 million subsequent to the Company's completion of its initial public offering, which amount has been paid in full. The employment agreement contained provisions regarding the protection of confidential information and assignment of inventions to the Company. The agreement also contained a covenant prohibiting Mr. Hansell from competing with the Company for two years following the date of the termination of his employment with the Company.

  Concurrent with the termination of Mr. Hansell's employment as Chief Executive Officer, the Company entered into a consultant agreement with Mr. Hansell. The initial term of this agreement is to expire on May 31, 1999. Under the terms of the consultant agreement, Mr. Hansell is to be paid base compensation at the gross annual rate of $104,239. In addition, in the event of a change in control of the Company, the Company is obligated to pay Mr. Hansell the remaining balance due on the consultant agreement; however, if such payment would prevent an acquirer of the Company from using the pooling method of accounting or other desirable tax treatment in connection with such acquisition, then the Company will not be obligated to make such lump sum payment so long as the Company, or any successor entity, agrees to assume all payment obligations under the consultant agreement. The consultant agreement also contains provisions regarding the protection of confidential information from the effective date of the agreement until the later to occur of the fifth anniversary of the termination of Mr. Hansell's services under the consultant agreement or May 31, 2004. The consultant agreement also contains a provision regarding the assignment of inventions to the Company and a covenant not to compete from the date of the agreement until the later to occur of the second anniversary of the termination of Mr. Hansell's services under the consultant agreement or May 24, 2002.

  The Company also entered into an employment agreement with MarySue Lucci providing for her employment with the Company as President and Chief Operating Officer. The terms of Ms. Lucci's employment agreement were otherwise substantially identical to those contained in Mr. Hansell's employment agreement. Ms. Lucci's employment agreement was terminated on September 8, 1998, at which time the Company entered into a consultant agreement with Ms. Lucci. The provisions of Ms. Lucci's consultant agreement are substantially the same as those under Mr. Hansell's consultant agreement.

  In March 1998, the Company entered into an employment agreement with Robert Berwanger in connection with the selection of Mr. Berwanger as the Company's Chief Operating Officer, which was subsequently amended in August 1998. The initial term of the agreement is to expire on April 1, 2002; however, either the Company or Mr. Berwanger can terminate this employment for any or no reason upon 30 days' prior notice to the other. Under the terms of the employment agreement, Mr. Berwanger is to be paid an annual salary of $225,000, which will be adjusted annually to reflect an increase at least the greater of 5% of his base compensation or the minimum of the percentage increase of the Wage Increase for the metropolitan statistical area of Philadelphia. The employment agreement also entitles Mr. Berwanger to receive an annual bonus in an amount to be determined in the discretion of the Board. If the Company terminates Mr. Berwanger's employment without cause (as defined in his employment agreement), the Company is obligated to pay Mr. Berwanger 100% of his base compensation and fringe benefits for the 17 months following termination. In addition, if Mr. Berwanger's employment is terminated within three months before or six months after a change of control (as defined in his employment agreement), the Company is obligated to pay Mr. Berwanger a lump sum equal to 100% of the base salary otherwise payable during the 17 months following termination (initially $318,750) and to continue to pay 100% of fringe benefits for a period of 17 months following termination. If the Company terminates Mr. Berwanger's employment for cause or upon his death or disability, or if Mr. Berwanger voluntarily terminates his employment with the Company, the Company will have no further obligation to pay Mr. Berwanger any amounts in compensation other than amounts that accrued prior to such termination.

Mr. Berwanger's employment agreement also contains provisions regarding the protection of confidential information and assignment of inventions to the Company, a covenant not to compete from the effective date of the agreement until the expiration of six months following his termination for any reason and a covenant not to solicit any of the Company's employees, customers or suppliers to terminate their relationships with the Company from the effective date until the expiration of 24 months after his termination for any reason.

  In August 1998, the Company entered into an employment agreement with Michael Scharff providing for Mr. Scharff's employment as Executive Vice President. The initial term of the agreement is to expire on August 31, 2002; however, either the Company or Mr. Scharff can terminate this employment agreement for any or no reason upon 30 days' prior notice to the other. Under the terms of the employment agreement, Mr. Scharff is to be paid an annual salary of $150,000, which will be adjusted annually to reflect an increase at least the greater of 5% of his base compensation or the minimum of the percentage increase of the Wage Increase for the metropolitan statistical area of Philadelphia. The employment agreement also entitles Mr. Scharff to receive an annual bonus, which amount is to be determined in the discretion of the Board. If the Company terminates Mr. Scharff's employment without cause (as defined in his employment agreement), the Company is obligated to pay Mr. Scharff 100% of his base compensation and fringe benefits for the 17 months following termination. In addition, if there is a change of control (as defined in his employment agreement), the Company is obligated to pay Mr. Scharff a lump sum bonus of $50,000 in addition to any salary, annual bonus severance or other compensation he would otherwise be entitled to under his employment agreement. If the Company terminates Mr. Scharff's employment for cause or upon his death or disability, or if Mr. Scharff voluntarily terminates his employment with the Company, the Company will have no further obligation to pay Mr. Scharff any amounts in compensation other than amounts that accrued prior to such termination. Mr. Scharff's employment agreement also contains provisions regarding the protection of confidential information and assignment of inventions to the Company, a covenant not to compete from the effective date of the agreement until the expiration of six months following his termination for any reason and a covenant not to solicit any of the Company's employees, customers or suppliers to terminate their relationships with the Company from the effective date until the expiration of 24 months after his termination for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Rosoff, a Director and a member of the Compensation Committee, is Vice Chairman of Advanta. The Company has provided teleservices to Advanta, of which Advanta Partners is a venture capital affiliate. These services primarily were related to the marketing of insurance and credit card products. Amounts billed by the Company to Advanta equaled $3,222,786 in Fiscal 1998.

  Mr. Neems, a Director and a member of the Compensation Committee, is Managing Director of Advanta Partners. Since the Company's recapitalization in May 1996, Advanta Partners has provided consulting services to the Company pursuant to a consulting agreement and will receive annual fees of $50,000 through May 24, 2001. Advanta Partners owns substantial equity interests in two other teleservices companies.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board consists entirely of Directors who are not employees of the Company. The Committee is currently comprised of Messrs. Rosoff, Neems, Kurtz and Madigan. The Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Company's compensation policies are and will continue to be structured to enable the Company to attract, retain and motivate highly qualified executive officers to contribute to the Company's goals and objectives and its overall financial success. In determining executive compensation, the Compensation Committee will review and evaluate information supplied by management and will base decisions both on the Company's performance and on the individual's contribution and performance. The compensation of executive officers includes salary and incentive compensation.

SALARY

  Prior to the Recapitalization, salaries of executive officers were established by management with the goal of rewarding individual contributions to the Company's success and attracting and retaining highly qualified executives. Since May 1996, the salaries and bonuses paid to Mr. Hansell while employed as the Company's Chief Executive Officer during Fiscal 1998, and to Ms. Lucci, while employed as the Company's President and Chief Operating Officer during Fiscal 1998, were governed by the terms of their employment agreements. Payments to Mr. Hansell and Ms. Lucci during Fiscal 1999 will be governed by the terms of their consultant agreements. See "Executive Compensation--Employment Agreements" set forth above in this Proxy Statement.

  Mr. Fellows' compensation for serving as Chief Executive Officer of the Company, including salary, bonuses and benefits, will be governed by the terms of his employment agreement with the Company. See "Executive Compensation-- Employment Agreements" set forth above in this Proxy Statement.

  In addition to Mr. Fellows, salaries and bonuses paid to Mr. Scharff and Mr. Berwanger were and will be governed by the terms of employment agreements with the Company. See "Executive Compensation--Employment Agreements" set forth above in this Proxy Statement. The Compensation Committee reviews the salary of each other executive officer in relation to the previous salaries and with regard to general industry conditions or trends. The salaries will continue to be set at levels intended to reward achievement of individual and company goals and to motivate and retain highly qualified executives whom the Compensation Committee believes are important to the continued success of the Company. While the Compensation Committee's decisions are primarily subjective rather than based on formulas, the Compensation Committee considers various measures of the financial condition of the Company in absolute terms and in relation to internal performance goals.

INCENTIVE COMPENSATION

  The Compensation Committee believes that incorporating annual incentive compensation into the total compensation of executive officers encourages the executives to have the common goal of achieving the Company's economic and strategic objectives. As with salary considerations, the decisions regarding incentive compensation, which may take the form of cash bonuses or grants of stock options, are based on both corporate and individual performance. Decisions are made on a subjective basis and are not based on formulas.

1997 EXECUTIVE BONUS PLAN

  In February 1997, the Company adopted an executive compensation plan for the purpose of fairly compensating all executives of the Company. The bonus plan is based upon the Company meeting certain financial and operating performance targets. The performance targets include billable hour levels, earnings per share and net profits. Bonuses are calculated as a certain percentage of each executive's base salary and range from 0% to 50% of an executive's base salary. Seventy-five percent of each bonus award is based on meeting the performance targets and the remaining 25% of each award is discretionary. In Fiscal 1998, the Company paid $5,769 of the $75,000 signing bonus Mr. Fellows is entitled to under his employment agreement. The annual bonus paid to each of Mr. Berwanger, Mr. Scharff, Mr. Keenan and Mr. Altus for Fiscal 1998 ranged between 1% to 10% of the relevant officer's base salary. No bonuses were paid to Mr. Hansell or Ms. Lucci during Fiscal 1998.

SUMMARY

  As described above, the Compensation Committee believes that its policies and actions have, and will continue to, motivate and reward the executive officers who contribute to the Company's financial performance and increase the Company's value to shareholders.

                            COMPENSATION COMMITTEE:

         William A. Rosoff  Herbert Kurtz
         Gary H. Neems      David P. Madigan

January 19, 1999

       REPORT OF THE ADMINISTRATIVE COMMITTEE OF THE BOARD OF DIRECTORS

INCENTIVE COMPENSATION

  Decisions regarding incentive compensation, which may take the form of grants of stock options, are based on both corporate and individual performance. The Administrative Committee is responsible for granting options to executive officers and other employees of the Company under the Stock Incentive Plan. Incentive compensation paid to the executive officers during Fiscal 1998 was in the form of both cash bonuses and grants of stock options. During Fiscal 1998, the Administrative Committee granted to John Fellows options to acquire 100,000 shares of Common Stock at $2.00 per share in connection with the employment of Mr. Fellows as Chief Executive Officer of the Company in September 1998. The Administrative Committee also repriced certain outstanding options of executive officers and other employees of the Company in March 1998 and made additional grants of options to executive officers and other employees of the Company in March 1998. (See "Repricing Program" below). The Administrative Committee believes that these actions will provide certain stock incentives to these officers in future years.

REPRICING PROGRAM

  During Fiscal 1998, the Administrative Committee determined that because many of the options previously granted under the Stock Incentive Plan were at exercise prices substantially above the recent market price of the Company's Common Stock (i.e., "out-of-the-money" options), such options were no longer providing employees with adequate incentive to improve performance. In response, the Administrative Committee approved the Repricing Program. The Repricing Program was accomplished by means of canceling outstanding options and granting an identical number of new options to acquire Common Stock at an exercise price of $3.6875 per share, the market price of the Common Stock on the date of the grants. Option holders could accept or decline the repricing. At the same time, certain option holders were also granted additional options to acquire shares of Common Stock at an exercise price of $3.6875, the market price of the Common Stock on the date of the grants. The number of additional options issued to such option holders was determined in accordance with and based upon each option holder's position and/or tenure with the Company. The Repricing Program was approved to give option holders options with an exercise price at the then-current market value in exchange for out-of-the-money options and to encourage retention of employees by restarting the vesting period. The Administrative Committee believes that the Repricing Program, which gave option holders options with a lower exercise price in exchange for the forfeiture of vested exercise rights, was in the best interests of both the option holders and the Company's shareholders. The stock options granted to executive officers and other employees of the Company pursuant to the Repricing Program become exercisable in equal annual installments over a four-year period, have a term of ten years and terminate three months after termination of employment. As a result, these executives have incentive to remain in the employ of the Company for a substantial period of time and their interests are aligned with those of the Company's outside shareholders.

                           ADMINISTRATIVE COMMITTEE:

         Herbert Kurtz  David P. Madigan

January 19, 1999

STOCK PERFORMANCE GRAPH

  The following performance graph compares the cumulative shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index and an index of peer group companies consisting of teleservices companies for the period from September 18, 1996 to September 30, 1998. This peer group is one with which the management believes the Company to be most aligned. The graph assumes that $100 was invested in the Company's Common Stock and each index on September 18, 1996 and that any dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              FROM SEPTEMBER 16, 1996 TO SEPTEMBER 30, 1998 AMONG
              RMH TELESERVICES, INC., STANDARD & POOR'S 500 INDEX
                             AND A PEER INDEX (1)



                        [COMPARISON GRAPH APPEARS HERE]

                                                 9/19/96 9/30/96 9/30/97 9/30/98
                                                 ------- ------- ------- -------
RMH Teleservices, Inc. .........................  $100    $118    $ 73    $ 20
Peer Index......................................  $100    $ 95    $ 31    $ 18
S&P 500.........................................  $100    $101    $141    $154

--------
(1) The Peer Index includes the common stock of the following companies: APAC TeleServices, Inc.; ICT Group, Inc., Precision Response Corp.; SITEL Corporation; Telespectrum Worldwide Inc.; Teletech Holdings Inc.; and West Teleservices Corp.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereunder require the Company's Directors and executive officers, and persons who own more than ten percent of its outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, Directors and ten percent shareholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations as to all transactions in the Company's securities effected during the period from October 1, 1997 through September 30, 1998, all applicable Section 16(a) filing requirements were complied with, except that: Derek Lubner, Herbert Kurtz and David Madigan did not include in their reports on Form 3 in Fiscal 1996 options to acquire 3,000 shares of Common Stock (such transactions have since been reported by way of amendment to such reports on Form 3) or in their reports on Form 5 for Fiscal 1998 one transaction relating to the cancellation of options to acquire 3,000 shares of Common Stock (such transactions have since been reported by way of amendment to such reports on Form 5).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Indemnification Obligations under the Recapitalization Agreement

  On May 24, 1996, the Company completed its recapitalization (the "Recapitalization") as provided under the terms of a Recapitalization and Stock Purchase Agreement (the "Recapitalization Agreement"). In connection with the Recapitalization, the Founders, on the one hand, and Advanta Partners, Glengar and the Company, on the other hand, agreed to indemnify each other against any loss suffered by the indemnified parties related to the breach of any representation or warranty or non-fulfillment of any covenant or agreement set forth in the Recapitalization Agreement. The indemnification obligations apply only if the indemnifiable losses exceed $100,000 and are limited to an aggregate of $4.6 million (except for losses resulting from breaches by the Founders of representations, warranties and covenants with respect to tax matters). The representations and warranties expired on May 24, 1998, except for those made by the Founders regarding taxes, which survive until the expiration of applicable statutes of limitations.

                              GENERAL INFORMATION

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MICHAEL J. SCHARFF, EXECUTIVE VICE PRESIDENT, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2000 Annual of Meeting of Shareholders must be received by the Company no later than September 22, 1999 and be otherwise in compliance with applicable laws and regulations in order for such proposals to be included in the Proxy Statement.

  A shareholder of the Company may wish to have a proposal presented at the 2000 Annual Meeting of Shareholders, but not to have such proposal included in the Company's Proxy Statement and Form of Proxy relating to that meeting. If notice of any such proposal is not received by the Company at the address appearing on the first page of this Proxy Statement by December 5, 1999, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                                          By Order of the Board of Directors

                                          Michael J. Scharff
                                          Secretary

January 20, 1999

                             RMH TELESERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of RMH Teleservices, Inc. (the "Company") hereby appoints John A. Fellows, Gary Neems and William A. Rosoff, and each of them acting individually, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Shareholders of the Company to be held at the Company's executive offices at 40 Morris Avenue, Bryn Mawr, Pennsylvania 19010, on Tuesday, February 23, 1999, at 10:00 a.m., and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the opposite side of this Proxy.

  UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR OF THE BOARD OF DIRECTORS, AND "FOR" THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR ENDING SEPTEMBER 30, 1999. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

                                      [_] MARK HERE FOR ADDRESS CHANGE AND
                                     NOTE ON REVERSE.

                     (Please sign and date on reverse side)

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
1. Election of Directors:       John A. Fellows, Derek Lubner
                                         INSTRUCTIONS: To withhold
                                         authority to vote for any
  FOR all            AUTHORITY           individual nominee, write
  nominees [_]       WITHHELD            that nominee's name on the
                     (to vote all        line provided below.
                     nominees) [_]       --------------------------------------
2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1999.
  FOR [_]     AGAINST [_]  ABSTAIN [_]
                                         The undersigned hereby revokes all
                                         previous proxies for the meeting and
                                         acknowledges receipt of the Notice of
                                         Annual Meeting, Proxy Statement and
                                         Annual Report of RMH Teleservices,
                                         Inc.
                                         -------------------  ---------
                                                Signature(s)     Date
                                         NOTE: Please sign this Proxy exactly
                                         as name(s) appears in address. When
                                         signing as attorney-in-fact,
                                         executor, administrator, trustee or
                                         guardian, please add your titles as
                                         such and, if the signer is a
                                         corporation, please sign with full
                                         corporate name by duly authorized
                                         officer or officers and affix the
                                         corporate seal. Where stock is issued
                                         in the name of two or more persons,
                                         all such persons should sign.

  IMPORTANT--PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
      ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.